Exhibit 32.02

Certification of Chief Financial Officer Pursuant to

18 U.S.C. Section 1350

and Securities Exchange Act Rule 13a-14(b)

In connection with the Quarterly Report of Concur Technologies, Inc. (“Concur”) on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John F. Adair, as Chief Financial Officer of Concur, hereby certify, pursuant to 18 U.S.C. Section 1350 and Securities Exchange Act Rule 13a-14(b), that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Concur.

Dated: August 6, 2009

By	/s/ John F. Adair
John F. Adair
Chief Financial Officer

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be filed by Concur for purposes of Section 18 of the Securities Exchange Act of 1934. This certification is not to be incorporated by reference into any filing of Concur under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this report), irrespective of any general incorporation language contained in such filing.